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                          LORD ABBETT INVESTMENT TRUST

                 AMENDMENT TO DECLARATION AND AGREEMENT OF TRUST

         The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust (the "Trustees"), a Delaware business trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby amend the Declaration by deleting
Section 5.2 in its entirety and replacing it with the following:

                  Section 5.2. SERIES DESIGNATION. Subject to the designation of additional Series pursuant to Section 5.3, the Shares shall constitute six
Series: the "Balanced Series," consisting of Class A, Class B, Class C, and Class P shares; the "Limited Duration U.S. Government Securities Series," consisting of Class A, Class B, Class C, and Class P shares; the "U.S. Government Securities Series," consisting of Class A, Class B, Class C, and Class P shares; the "Lord Abbett Core Fixed Income Fund," consisting of Class A, Class B, Class C, Class P, and Class Y shares; the "Lord Abbett Total Return Fund," consisting of Class A, Class B, Class C, Class P, and Class Y shares; and the "Lord Abbett High Yield Fund," consisting of Class A, Class B, Class C, Class P, and Class Y shares.

         This instrument shall constitute an amendment to the Declaration and shall be effective upon execution by a majority of the Trustees. This instrument may be executed in several parts. The undersigned has executed this instrument this 14th day of March, 2002.

/s/ Robert S. Dow                       /s/ William H. T. Bush
 -----------------                      ----------------------
Robert S. Dow                           William H.T. Bush


/s/ Robert B. Calhoun                   /s/ C. Alan MacDonald
---------------------                   ---------------------
Robert B. Calhoun                       C. Alan MacDonald


/s/ E. Thayer Bigelow                   /s/ Thomas J. Neff
---------------------                   ------------------
E. Thayer Bigelow                       Thomas J. Neff


/s/ Stewart S/ Dixon                    /s/ Franklin W. Hobbs
--------------------                    ---------------------
Stewart S. Dixon                        Franklin W. Hobbs


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State of New Jersey        )
                           ) ss.
County of Hudson           )

         On March 14, 2002 there personally appeared before me the above-named individuals who severally acknowledged the foregoing instrument to be their free act and deed.



                                            Before me



                                           /s/Patricia J. DeFilippis
                                           -----------------------------
                                           Notary Public


My commission expires

Patricia J. DeFilippis
Notary Public of New Jersey
Commission Expires 9/29/2005